For news releases, related materials and high-resolution photos and video, visit www.media.ford.com. Ford Q3 Sales Up 7.7 Percent; F-Series No. 1 Selling Truck in America; Best-Ever Sales of Hybrids and Electric Vehicles, Commercial Vans Up • Ford Continues as America’s No. 1 selling truck manufacturer as total truck sales expand in Q3 • Bronco family up 24.8 percent on sales of 66,120 SUVs • New 7th generation Mustang hits the streets – first full month of sales up 90.4 percent • Ford hybrid vehicles post best-ever sales on strong F-Series and Maverick hybrids • Ford posts best-ever electric vehicle sales in Q3, thanks to Mustang Mach-E and E-Transit • Sales of Transit, America’s No. 1 van, climbed 28.3 percent while Ford’s overall full-size van segment share grew to 42.1 percent – up 3.4 points over Q3 last year DEARBORN, Mich., October 4, 2023 – Ford posted gains across its portfolio of gas, electric and hybrid vehicle lines in the third quarter with F-Series expanding its lead as America’s No. 1 selling truck, followed by record electric and hybrid vehicle sales and strong commercial Transit van sales. Year-to-date, Ford has been America’s best-selling brand. “We saw strong balanced sales growth providing choice to our customers in the third quarter, with growth coming from our gas engine, electric, hybrid and commercial van lineup,” said Andrew Frick, vice president, sales, distribution and trucks. “Ford’s truck lineup remains the industry’s top seller. The Maverick and Bronco Sport remain red hot after Ford boosted manufacturing capacity earlier this year. The all-new seventh generation Mustang is off to a jack-rabbit start in its first full month, up 90 percent in September over last year.” Ford F-Series sales rose 13.4 percent over last year on sales of 190,477 trucks. Year-to-date, F-Series sales totaled 573,370 trucks, outselling the second place Silverado by 169,949 trucks. Ford overall Q3 truck sales, including pickups and vans, are up 15.3 percent over last year on sales of 275,554 vehicles. Big gains came from the all-new Super Duty pickups (up 17.6 percent), Maverick (up 83.4 percent) and Transit (up 28.3 percent). Ford was the No. 1 selling truck manufacturer again in Q3 and year-to-date. With 825,179 pickups and vans sold through September of this year, Ford has outsold GM’s pickups and vans by approximately 64,000 vehicles. Ford Electric and Hybrids Best-Ever Sales Ford’s Q3 EV sales were up 14.8 percent on best ever sales of 20,962 vehicles. Much of this gain came on strong Mustang Mach-E sales, up 42.5 percent for the quarter and best since its debut in 2021. In the month of September, Mach-E sales achieved sales of 5,872, a new record and a year-over-year gain of 153 percent for the month. E-Transit was the No. 1 selling electric van with its best ever quarterly sales results of 2,617, an 89.8 percent increase. F-150 Lightning is expected to produce sales increases in Q4, as capacity actions at the Rouge Electric Vehicle Center are realized. In September, Ford’s overall electric vehicle sales were up 65.0 percent.

For news releases, related materials and high-resolution photos and video, visit www.media.ford.com. 2 Ford hybrid sales, led by F-150 and Maverick hybrid trucks, posted Q3 sales of 34,861 vehicles – up 41.4 percent over last year. As America’s best-selling hybrid truck, F-150 Hybrid sales expanded 46.9 percent on sales of 12,311 trucks. Maverick Hybrid now represents 56.5 percent of all Maverick trucks sold. Q3 Maverick sales totaled 23,931 trucks, an increase of 83.4 percent over last year. Escape Hybrid and plug-in hybrid sales are overwhelmingly selling on pre-sold customer orders. Ford’s commercial vans have been a source of strength through the entire year and Q3 was no exception. Transit van sales climbed 28.3 percent on sales of 34,006 vans. Transit continues as America’s No. 1 selling commercial van in Q3 and year-to-date with a total of 98,052 vans sold – up 43.5 percent from a year ago. Ford E-Series vans increased 13.4 percent in Q3 and are up 37.3 percent this year. Ford was No. 1 in commercial sales based on the most recent registration data through July. Ford’s U.S. Class 1-7 commercial truck and van share grew to 40.5 percent, up 2.1 percentage points from the same period a year ago. Lincoln closed the quarter up on the strength of Corsair, Nautilus and Navigator. While Aviator sales were impacted due to the 360-degree camera recall, parts are starting to arrive at retail stores for new customer vehicles. Navigator Q3 sales expanded 46.0 percent on sales of 4,527 SUVs, while sales of the new Lincoln Corsair produced an increase of 25.9 percent for the quarter. Nautilus also realized strong gains with a 32.4 percent increase over Q3 last year. BlueCruise Growth Customer usage of BlueCruise, Ford’s hands-free highway driving technology, has now surpassed 125 million cumulative hands-free driven miles, a 33 percent increase since the end of Q2. In Q3, the latest version – BlueCruise 1.3 – started shipping on the Mustang Mach-E to customers and rolling out via a software update to existing Mustang Mach-E owners (2021-2023 model year). Over the next quarter, the software will continue to improve, and Ford will deliver a new version as it becomes available for additional vehicles. Ford Blue Model e Ford Pro Fast Start for all-new Mustang Record EV Sales Strong Demand for E-Transit Vans Ford’s all-new 2024 Mustang initiated sales in August. For Q3, Mustang sales totaled 9,844 cars, with its first full month of sales in September. Sixty-seven percent of Mustang’s Q3 sales came in September on sales of 6,575, providing momentum going into Q4. The all-new Mustang is turning on dealer lots in just 6 days. Best ever Q3 EV sales build momentum into Q4 on strong September sales. Both Mustang Mach-E and E-Transit achieved best ever Q3 and September monthly sales results. Ford will continue to adapt its EV offerings to remain competitive in the rapidly evolving market. California Vanpool Authority (CalVans), a public transit agency in California announced in Q3 a purchase of over 400 new Ford E- Transit vans through electric school bus distributor Model 1, to grow its fleet by 40 percent and increase its ability to reduce its fuel and CO2 footprint across California. This leap in electrification meets the mobility needs of California commuters in 32 counties, particularly in rural areas.

For news releases, related materials and high-resolution photos and video, visit www.media.ford.com. 3 About Ford Motor Company Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, committed to helping build a better world, where every person is free to move and pursue their dreams. The company’s Ford+ plan for growth and value creation combines existing strengths, new capabilities and always-on relationships with customers to enrich experiences for customers and deepen their loyalty. Ford develops and delivers innovative, must-have Ford trucks, sport utility vehicles, commercial vans and cars and Lincoln luxury vehicles, along with connected services. The company does that through three customer-centered business segments: Ford Blue, engineering iconic gas-powered and hybrid vehicles; Ford Model e, inventing breakthrough EVs along with embedded software that defines exceptional digital experiences for all customers; and Ford Pro, helping commercial customers transform and expand their businesses with vehicles and services tailored to their needs. Additionally, Ford is pursuing mobility solutions through Ford Next, and provides financial services through Ford Motor Credit Company. Ford employs about 177,000 people worldwide. More information about the company and its products and services is available at corporate.ford.com. *U.S. sales volume reflects transactions with (i) retail and fleet customers (as reported by dealers), (ii) government and (iii) Ford management. Average transaction pricing based on J.D. Power and Associates PIN data. Contact: Said Deep, sdeep@ford.com, 313-594-0592